Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Keira Lombardo

Smithfield Foods, Inc.

(757) 365-3050

keiralombardo@smithfieldfoods.com

Smithfield Foods Announces Early Participation Deadline Results and Acceptance of 2013 Senior Unsecured Notes and 2014 Senior Secured Notes

SMITHFIELD, Virginia (Aug. 1, 2012) – Smithfield Foods, Inc. (NYSE: SFD) (“Smithfield Foods”) announced today the early tender results of its previously announced offer to purchase for cash (the “Tender Offer”) any and all of its 7.75% Senior Unsecured Notes due 2013 (the “2013 Notes”) and any and all of its 10% Senior Secured Notes due 2014 (the “2014 Notes,” and together with the 2014 Notes, the “Notes”).

As of 5:00 p.m., New York City time on July 31, 2012 (the “Early Participation Deadline”), approximately $104,863,000 million aggregate principal amount of the 2013 Notes, representing approximately 65.5% of the 2013 Notes outstanding, and approximately $456,245,000 million aggregate principal amount of the 2014 Notes, representing approximately 77.4% of the 2014 Notes outstanding, had been validly tendered and not validly withdrawn pursuant to the Tender Offer. On August 1, 2012 (the “Early Acceptance Date”), Smithfield Foods accepted for purchase all of the 2013 Notes and the 2014 Notes tendered at or prior to the Early Participation Deadline. Smithfield Foods will pay the total consideration for such Notes that have been accepted for purchase, namely $1,055.69 for each $1,000 principal amount of the 2013 Notes and $1,179.59 for each $1,000 principal amount of the 2014 Notes, which in each case includes an early participation payment of $30.00 per $1,000 principal amount of Notes. In addition, Smithfield Foods will pay any accrued and unpaid interest on such Notes up to but not including the payment date for the early tendered Notes, which is expected to be today, August 1, 2012.

The Tender Offer for the 2013 Notes and the 2014 Notes remains open and will expire at midnight, New York City time, on August 14, 2012 (as may be extended by Smithfield Foods, the “Expiration Time”). Holders who validly tender Notes after the Early Participation Deadline, but at or prior to the Expiration Time will be eligible to receive the applicable tender offer consideration offered pursuant to the Tender Offer, namely $1,025.69 for each $1,000 principal amount of 2013 Notes and $1,149.59 for each $1,000 principal amount of 2014 Notes, and will not be eligible to receive an early participation payment. In addition, Smithfield Foods will pay any accrued and unpaid interest on such Notes purchased pursuant to the Tender Offer up to but not including the payment date for such Notes. Except as required by law, tendered Notes may not be withdrawn.

The complete terms and conditions of the Tender Offer are set forth in the Offer to Purchase, dated July 18, 2012 (as it may be amended or supplemented from time to time), and the Letter of Transmittal, dated July 18, 2012 (as it may be amended or supplemented from time to time), which have been sent to holders of the Notes. Holders are encouraged to read these documents carefully.

As set forth in the Offer to Purchase, Smithfield Foods intends to redeem any of the 2014 Notes that are not tendered by the Expiration Time at 100% of their principal amount, plus a “make-whole” premium, and accrued and unpaid interest to the date of redemption

Smithfield Foods has retained Goldman, Sachs & Co. and Barclays Capital Inc. to act as the dealer managers for the Tender Offer and has retained Global Bondholder Services Corporation to act as the information agent and depositary for the Tender Offer. Questions regarding the Tender Offer should be directed to Goldman, Sachs & Co. by phone at (800) 828-3182 (toll-free) or at (212) 357-0345 (collect) or to Barclays Capital Inc. by phone at (800) 438-3242 (toll-free) or at (212) 528-7581 (collect). Requests for documents relating to the Tender Offer should be directed to Global Bondholder Services Corporation by telephone at (866) 470-4200 (toll-free).

This press release is neither an offer to purchase nor a solicitation to buy any of these Notes nor is it a solicitation for acceptance of the Tender Offer. Smithfield Foods is making the Tender Offer only by, and pursuant to the terms of, the Offer to Purchase and the related Letter of Transmittal. The Tender Offer is not being made in any state or other jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such state or other jurisdiction. None of Smithfield Foods, the dealer managers, the information agent or depositary makes any recommendation in connection with the Tender Offer.

About Smithfield Foods

Smithfield Foods is a $13 billion global food company and the world’s largest pork processor and hog producer. In the United States, the company is also the leader in numerous packaged meats categories with popular brands including Farmland®, Smithfield®, Eckrich®, Armour® and John Morrell®. Smithfield Foods is committed to providing good food in a responsible way and maintains robust animal care, community involvement, employee safety, environmental, and food safety and quality programs.

Forward-Looking Statements

This news release contains “forward-looking” statements within the meaning of the federal securities laws. These statements relate to future events or Smithfield Foods’ future performance. The forward-looking statements include statements concerning Smithfield Foods’ outlook for the future, as well as other statements of beliefs, future plans and strategies or anticipated events, and similar expressions concerning matters that are not historical facts. The use of any of the words “anticipate”, “plan”, “continue”, “estimate”, “expect”, “may”, “will”, “project”, “predict”, “potential”, “should”, “believe” and similar expressions are intended to identify forward-looking statements. Smithfield Foods’ forward-looking information and statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in, or implied by, the statements. These risks and uncertainties include, but are not limited to, statements concerning the availability and prices of live hogs, raw materials, fuel and supplies, food safety, livestock disease, live hog production costs, product pricing, the competitive environment and related market conditions, risks associated with Smithfield Foods’ indebtedness, including cost increases due to rising interest rates or changes in debt ratings or outlook, hedging risk, operating efficiencies, changes in foreign currency exchange rates, access to capital, the cost of compliance with and changes to regulations and laws, including changes in accounting standards, tax laws, environmental laws, agricultural laws and occupational, health and safety laws, adverse results from on-going litigation, actions of domestic and foreign governments, labor relations issues, credit exposure to large customers, the ability to make effective acquisitions and successfully integrate newly acquired businesses into existing operations, Smithfield Foods’ ability to effectively restructure portions of its operations and achieve cost savings from such restructurings and other risks and uncertainties described in the Offer to Purchase and under the items entitled “Risk Factors” in Smithfield Foods’ Annual Report filed on Form 10-K for the fiscal year ended April 29, 2012. Readers are cautioned not to place undue reliance on forward-looking statements because actual results may differ materially from those expressed in, or implied by, the statements. Any forward-looking statement that Smithfield Foods makes speaks only as of the date of such statement, and Smithfield Foods undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

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